As filed with the Securities and Exchange Commission on January 31, 2013
Registration No. 333-131823

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

8x8, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	77-0142404
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

2125 O'Nel Drive
San Jose, CA 95131
(408) 727-1885
(Address of principal executive offices)

Bryan R. Martin
Chairman and Chief Executive Officer
8x8, Inc.
2125 O'Nel Drive
San Jose, CA 95131
(408) 727-1885
(Name and address of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer  ☒ Non-accelerated filer  ☐ Smaller reporting company  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the registration statement of 8x8, Inc. (the "Registrant") on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on February 14, 2006 (File No. 333-131823). The Registration Statement registered 178,572 shares of common stock, par value $0.001 per share, of the Registrant issuable upon exercise of warrants.

The warrants expired without exercise in December 2008, and therefore the offering of common stock pursuant to the Registration Statement has terminated. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any registered securities which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 and hereby removes from registration all securities registered under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California on January 31, 2013.

8X8, INC.

By:	/s/ Bryan R. Martin
Bryan R. Martin, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryan R. Martin	Chairman and Chief Executive Officer (Principal Executive Officer)	January 31, 2013
Bryan R. Martin

/s/ Daniel Weirich	Chief Financial Officer and Secretary (Principal Financial Officer	January 31, 2013
Daniel Weirich	and Principal Accounting Officer)

/s/ Guy L. Hecker, Jr.	Director	January 31, 2013
Guy L. Hecker, Jr.

/s/ Mansour Salame	Director	January 31, 2013
Mansour Salame

/s/ Eric Salzman	Director	January 31, 2013
Eric Salzman

/s/ Vikram Verma	Director	January 31, 2013
Vikram Verma